Webb & Company, P.A.

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this post-effective amendment No. 1 to the Registration Statement on Form SB-2. of our report dated March 26, 2006 relating to the December 31, 2005 and 2004 financial statements of Alliance Recovery Corporation.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Webb & Company PA

WEBB & COMPANY P.A.

Certified Public Accountants

Boynton Beach, Florida

April 27. 2006

1501 Corporate Drive, Suite 290 • Boynton Beach, FL 33426

Telephone: (561) 752-1721 • Fax: (561) 734-8562www.cpawebb.com